Exhibit 99.2

ARAM Group of Companies
Combined Financial Statements
Year ended December 31, 2007, 2006 and 2005 and
Six months ended June 30, 2008 and 2007
(expressed in Canadian dollars)

CONTENTS

Page
Auditors’ Report	F-1

Combined Balance Sheets as of June 30, 2008 (unaudited), and as of December 31, 2006 and 2007	F-2

Combined Statements of Net Income, Comprehensive Income and Retained Earnings for the years ended December 31, 2005, 2006 and 2007 and the six month periods ended June 30, 2008 and 2007 (unaudited)	F-3

Statements of Cash Flows for the years ended December 31, 2005, 2006 and 2007 and the six month periods ended June 30, 2008 and 2007 (unaudited)	F-4

Notes to Combined Financial Statements for the years ended December 31, 2005, 2006 and 2007 and the six month periods ended June 30, 2008 and 2007 (unaudited)	F-5

PricewaterhouseCoopers LLP Chartered Accountants 111 5th Avenue SW, Suite 3100
Calgary, Alberta
Canada T2P 5L3
Telephone +1 (403) 509-7500
Facsimile +1 (403) 781-1825
October 31, 2008
Report of Independent Auditors
To the Shareholders of
ARAM Group of Companies
We have audited the combined balance sheets of ARAM Group of Companies as at December 31, 2007 and 2006 and the combined statements of net income and comprehensive income and retained earnings and cash flows for each of the years in the three year period ended December 31, 2007. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with generally accepted auditing standards in Canada and the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
In our opinion, these combined financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2007 and 2006 and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2007 in accordance with Canadian generally accepted accounting principles.
/s/ PricewaterhouseCoopers LLP
Chartered Accountants

ARAM Group of Companies
Combined Balance Sheets
(expressed in Canadian dollars)

	June 30,	December 31,
	2008	2007	2006
	$	$	$
	(Unaudited)
Assets

Current assets
Cash and cash equivalents	12,162,666	12,695,703	45,242,927
Short-term investment	560,769	535,182	1,540,572
Accounts receivable	16,692,245	25,777,100	9,662,376
Inventory (note 3)	45,492,935	44,209,158	21,154,559
Prepaid expenses	1,197,239	1,295,930	738,486
Income taxes recoverable	2,428,802	—	—
Current portion of long-term receivables (note 4)	4,014,546	2,435,559	1,632,144

	82,549,202	86,948,632	79,971,064

Long-term receivables (note 4)	473,007	167,146	702,563
Cash surrender value of life insurance policy	2,484,489	2,442,903	2,346,152
Property, plant and equipment (note 5)	7,360,057	6,958,706	4,658,512
Rental equipment (note 6)	21,757,957	23,825,113	11,659,293
Future income taxes (note 11)	857,317	1,230,197	2,817,171

	115,482,029	121,572,697	102,154,755

Liabilities

Current liabilities
Bank debt (note 7)	4,093,679	9,214,320	587,500
Accounts payable and accrued liabilities	7,254,665	13,317,230	8,599,629
Income taxes payable	—	1,847,521	15,393,775
Deferred revenue	1,261,703	326,159	3,985,509
Current portion of long-term liabilities (note 8)	300,000	150,000	150,000
Current portion of obligation under capital lease (note 9)	853,439	853,439	—
Current portion of amounts due to related parties (note 10)	275,566	527,321	599,176

	14,039,052	26,235,990	29,315,589

Long-term liabilities (note 8)	58,333	333,333	483,333
Obligation under capital lease (note 9)	2,785,658	3,205,209	—
Amounts due to related parties (note 10)	5,745,002	6,847,534	11,147,385

	22,628,045	36,622,066	40,946,307

Non-controlling interest (note 1)	—	1,100,324	2,334,498

Shareholder’s Equity

Capital stock (note 12)	489,071	489,071	489,071
Contributed surplus (note 12)	594,780	594,780	—
Retained earnings	91,770,133	82,766,456	58,384,879

	92,853,984	83,850,307	58,873,950

	115,482,029	121,572,697	102,154,755

Commitments (note 14)
Subsequent event (note 17)

ARAM Group of Companies
Combined Statements of Net Income, Comprehensive Income and Retained Earnings
(expressed in Canadian dollars)

	Six months ended June 30,		Year ended December 31,
	2008	2007	2007	2006	2005
	$	$	$	$	$
	(Unaudited)	(Unaudited)
Revenue	46,684,299	61,791,586	137,383,865	103,337,349	52,576,549
Cost of goods sold	25,664,774	29,951,188	73,005,872	42,319,257	29,130,122

Gross Profit	21,019,525	31,840,398	64,377,993	61,018,092	23,446,427

Other expenses (income)
Selling, general and administrative	7,870,626	5,449,700	19,380,312	16,175,574	21,128,565
Bad debt (recovery)	(278,612)	4,310	3,226,427	(717,224)	(462,128)
Foreign exchange loss (gain)	297,381	1,421,674	(573,795)	(2,107,997)	(557,989)
Interest income	(475,844)	(708,705)	(1,297,963)	(1,521,844)	(471,915)
Sundry income	(124,135)	(203,405)	(115,964)	(251,803)	(436,175)
Interest and bank charges	333,824	88,656	331,099	83,917	270,387
Interest on long-term liabilities	124,121	72,803	650,967	465,062	434,766
(Gain) loss on disposal of property, plant and equipment	(51,889)	2,774	(646,872)	1,083,008	(557,372)
Unrealized loss on short-term investment	(25,587)	(218,385)	100,212	364,604	—

	7,669,885	5,909,422	21,054,423	13,573,297	19,348,139

Income from continuing operations before income taxes and non-controlling interest	13,349,640	25,930,976	43,323,570	47,444,795	4,098,288

Provision for (recovery of) income taxes (note 11)
Current	3,704,696	7,494,021	12,714,935	16,860,925	1,822,118
Future	319,187	810,406	1,435,205	(1,111,312)	(588,136)

	4,023,883	8,304,427	14,150,140	15,749,613	1,233,982

Income before non-controlling interest	9,325,757	17,626,549	29,173,430	31,695,182	2,864,306
Non-controlling interest (note 1)	(73,845)	(50,983)	(343,315)	(180,522)	(511,828)

Income from continuing operations	9,251,912	17,575,566	28,830,115	31,514,660	2,352,478

Income from discontinued operations, net of taxes (note 15)	—	—	—	7,978,868	890,001

Net income and comprehensive income for the period	9,251,912	17,575,566	28,830,115	39,493,528	3,242,479

Retained earnings — Beginning of period	82,766,456	58,384,879	58,384,879	22,184,344	18,950,301

Dividends	(248,235)	(2,848,681)	(4,448,538)	(3,292,993)	(8,436)

Retained earnings — End of period	91,770,133	73,111,764	82,766,456	58,384,879	22,184,344

ARAM Group of Companies
Combined Statements of Cash Flows
(expressed in Canadian dollars)

	Six months ended June 30,		Year ended December 31,
	2008	2007	2007	2006	2005
	$	$	$	$	$
	(Unaudited)	(Unaudited)
Cash provided by (used in)

Operating activities
Net income for the period	9,251,912	17,575,566	28,830,115	39,493,528	3,242,479
Items not affecting cash
Depreciation and amortization	6,755,178	4,243,832	9,282,500	7,019,462	7,927,583
Bad debt (recovery)	(278,612)	4,310	3,226,427	(717,224)	(462,128)
Future income taxes	319,187	810,406	1,435,205	(1,111,312)	(588,136)
Increase in cash surrender value of life insurance	(41,586)	(41,325)	(96,452)	(110,832)	(171,310)
Non-controlling interest	73,845	50,983	343,315	180,522	511,828
(Gain) loss on disposal of property, plant and equipment	(51,889)	2,774	(646,872)	1,083,008	(557,372)
Impairment of property, plant and equipment	—	—	22,590	160,756	146,152
Unrealized loss on of short-term investment	(25,587)	(218,385)	100,212	364,604	—
Gain on disposal of the processing division	—	—	—	(8,949,817)	—
Net change in non-cash working capital balances related to operations	3,486,765	(29,259,946)	(50,216,812)	2,735,703	15,585,482
Net sales (collections) on long term receivables	(2,314,923)	(1,339,324)	(4,460,624)	5,248,261	(1,140,071)

	17,174,290	(8,171,109)	(12,180,396)	45,396,659	24,494,507

Financing activities
Advances (repayments) of bank debt	(5,120,641)	725,000	8,626,820	(12,500)	(5,179,167)
Advances (repayments) of related party balances	(1,354,287)	(1,876,839)	(4,371,698)	994,548	117,973
Advances (repayments) of long-term liabilities	(125,000)	(75,000)	(150,000)	(3,655,000)	2,321,000
Contribution from shareholders	—	—	594,780	—	—
Repayment of obligation under capital lease	(419,551)	(276,776)	(600,897)	—	—
Dividend paid	(248,235)	(2,848,681)	(4,448,538)	(3,504,113)	(8,436)

	(7,267,714)	(4,352,296)	(349,533)	(6,177,065)	(2,748,630)

Investing activities
Purchase of property, plant and equipment	(1,102,953)	(1,113,098)	(4,702,429)	(2,862,625)	(3,770,395)
Purchase of rental equipment	(11,478,277)	(5,737,856)	(18,169,486)	(9,333,246)	(14,536,580)
Proceeds from disposal of property, plant and equipment	3,116,618	1,484,982	3,526,935	579,866	1,590,920
Proceeds from disposal of the processing division	—	—	—	10,500,000	—
Decrease (increase) in short-term investments	—	—	905,176	(905,176)	—
Purchase of non-controlling interest	(975,001)	(1,577,491)	(1,577,491)	—	—

	(10,439,613)	(6,943,463)	(20,017,295)	(2,021,181)	(16,716,055)

(Decrease) increase in cash and cash equivalents during the period	(533,037)	(19,466,868)	(32,547,224)	37,198,413	5,029,822

Cash and cash equivalents — Beginning of period	12,695,703	45,242,927	45,242,927	8,044,514	3,014,692

Cash and cash equivalents — End of period	12,162,666	25,776,059	12,695,703	45,242,927	8,044,514

ARAM Group of Companies
Notes to Combined Financial Statements
December 31, 2007, 2006 and 2005 and six months ended June 30, 2008
(expressed in Canadian dollars)
1	Basis of presentation

The ARAM Group of Companies (the “Group or Company”) manufactures, sells and rents seismic equipment. The entities are commonly controlled and managed by a family. The combined financial statements have been prepared to present combined balance sheets, operations and cash flows of the business sold to ION Geophysical Corporation on September 18, 2008.

As the family interest in Canadian Seismic Equipment Ltd. (“CSEL”) is less than 100%, the portion attributable to outside shareholders is reflected as a non-controlling interest. The ownership percentage at June 30, 2008 was 100% (June 30, 2007 — 88.6%, December 31, 2007 - 88.6%, December 31, 2006 — 62.3%)

The combined financial statements have been prepared using principles similar to those used to prepare consolidated financial statements. The combined financial statements include the revenues and expenses as well as the assets, liabilities and equity of the combined entities. Intercompany transactions and balances have been eliminated.

The financial statements have been prepared in accordance with Canadian generally accepted accounting principles. All amounts for the six month periods ended June 30, 2008 and 2007 are unaudited.

The following entities are included in the Group combined financial statements for the following periods:

	Six month periods ended
			June 30,				Years ended December 31,
	2008		2007		2007		2006		2005
	$		$		$		$		$
ARAM Systems Ltd.	ü		ü		ü		ü		ü
Canadian Seismic Rentals Inc.	ü	(3)	ü		ü		ü		ü
Canadian Seismic Equipment Ltd.	ü	(3)	ü		ü		ü		ü
Alberta Seismic Rentals Corp.	ü	(3)	ü		ü		ü		ü
Alberta Seismic Rentals Ltd. Partnership		(1)		(1)		(1)	ü		ü
ARAM System Middle East FZE	ü			(2)	ü			(2)		(2)
ARAM System Inc. (wholly- owned)	ü		ü		ü		ü		ü
Texas Seismic Rentals Inc. (wholly-owned)	ü		ü		ü		ü		ü
Texas Seismic Rentals Ltd. Partnership		(1)		(1)		(1)	ü		ü

1	The Partnerships were wholly-owned and wound up effective January 1, 2007

2	The Company was incorporated on November 15, 2007 as a wholly-owned subsidiary of Alberta Seismic Rentals Corp.

ARAM Group of Companies
Notes to Combined Financial Statements
December 31, 2007, 2006 and 2005 and six months ended June 30, 2008
(expressed in Canadian dollars)

3	The Companies were amalgamated effective May 1, 2008 and continued operations under the name Canadian Seismic Rentals Inc.
Interim financial information

In the opinion of management, the accompanying unaudited interim combined financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of ARAM Group of Companies at June 30, 2008 and the results of operations for the six months ended June 30, 2008 and 2007 and cash flows for the six months ended June 30, 2008 and 2007. The results of operations for the six month periods ended June 30, 2008 and 2007 should not necessarily be taken as indicative of the results of operations that may be expected for the entire year.

2	Significant accounting policies
a)	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and balances with banks, as well as highly liquid short-term investments with original maturities of three months or less. Cash and cash equivalents are classified as held-for-trading and recorded at fair value.

b)	Short-term investment

The short-term investment is classified as a held-for-trading financial instrument and is recorded at market value. Any adjustments to market value are recorded in the statement of income in that year.

c)	Inventory

Inventory is recorded at the lower of cost and net realizable value. Cost is determined as follows:

Raw materials	—	average cost of direct materials
Work-in-progress and finished goods	—	average cost of direct materials, labour and an allocation of direct and indirect overhead
Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of sale.

d)	Long-term receivables

Long-term receivables are finance agreements for the sale of seismic equipment. The agreements are recorded as a sales-type lease transaction. The sales revenue is recognized at the inception of the agreement at the present value of the minimum future payments. Finance income is recorded in earnings over the term of the agreement.

ARAM Group of Companies
Notes to Combined Financial Statements
December 31, 2007, 2006 and 2005 and six months ended June 30, 2008
(expressed in Canadian dollars)
e)	Property, plant and equipment

Property, plant and equipment are recorded at cost.

Depreciation and amortization is provided over the estimated useful life of the assets on the following basis:

Building	5% per annum	—	Declining balance basis
Computer equipment	25% per annum	—	Declining balance basis
Equipment	20% per annum	—	Declining balance basis
Furniture and fixtures	20% per annum	—	Declining balance basis
Computer software programs	33 1/3% per annum	—	Straight-line basis
Vehicles	30% per annum	—	Declining balance basis
Leasehold improvements	10-20% per annum	—	Straight-line basis
The Group evaluates the carrying value of property for potential impairment when facts and circumstances indicate an impairment may have occurred. Recoverability of this amount is based on a review of future operating cash flows on a non-discounted basis. If the carrying value of the property is determined to be impaired, then the carrying value is reduced to the fair value.

f)	Rental equipment

Rental equipment is recorded at cost and amortized on a straight-line basis of 40% per annum.

The Group evaluates the carrying value of rental equipment for potential impairment when facts and circumstances indicate an impairment may have occurred. Recoverability of this amount is based on a review of future operating cash flows on a non-discounted basis. If the carrying value of the rental equipment is determined to be impaired, then the carrying value is reduced to the fair value.

g)	Income taxes

The Group follows the liability method of accounting for income taxes. Under the liability method of tax allocation, future tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities and are measured using enacted or substantively enacted tax rates expected to be in effect when the differences are expected to be reversed. A valuation allowance is recorded against any future tax asset to the extent that it is more likely than not that the future income tax asset will not be realized.

h)	Investment tax credits

Investment tax credits are accounted for using the cost reduction method, whereby the credits relating to the purchase of assets are deducted from the related assets and the credits relating to the incurring of expenses are deducted from the related expense. The Group recognizes its investment tax credits in the year in which the costs are incurred.

ARAM Group of Companies
Notes to Combined Financial Statements
December 31, 2007, 2006 and 2005 and six months ended June 30, 2008
(expressed in Canadian dollars)
i)	Warranty provision

The Group records a provision for warranties upon recognition of the related revenue based on the Group’s best estimate, with reference to past experience.

j)	Research and development

Research costs are expensed as incurred. Development costs are charged as an expense of the period in which they are incurred unless they meet the conditions for deferral in compliance with generally accepted accounting principles including establishment of a proven future market and management’s intention to market the product. Amortization commences upon commercial production or use of the product and will be over the period in which future benefits are expected to be realized. There were no development costs deferred in 2008, 2007 or 2006.

k)	Revenue recognition

The Group recognizes revenue when it is earned. The Group considers revenue earned when it has persuasive evidence of an arrangement, the product has been delivered or the services have been provided to the customer, the sales price is fixed or determinable and collectability is reasonably assured. In addition to this general policy, the following are the specific revenue recognition policies for each major category of revenue:
i)	Equipment sales

Revenue from the sale of equipment is recorded when title is transferred to the customer and all significant risks and rewards of ownership have transferred and contractual obligations have been filled. Generally, revenue is recorded on shipment of the inventory as no further obligation exists.

ii)	Field rentals

The Group receives rental income from the rental of seismic equipment. The rental of the equipment is in the form of operating leases as the lease terms range from a couple days to several months. Rental revenue is recognized on a straight line basis over the term of the operating lease.

iii)	Repair service revenue

Repair service revenue is recognized when earned, which is when the repairs have been completed.
l)	Foreign currency translation

The Group’s integrated foreign operations are translated using the temporal method. Under this method monetary assets and liabilities are translated at the exchange rate in effect at the balance sheet date. All other assets and liabilities are translated at the historical rates. Revenue and expense items are translated at the exchange rate in effect at the date of the transaction with the exception of amortization, which is

ARAM Group of Companies
Notes to Combined Financial Statements
December 31, 2007, 2006 and 2005 and six months ended June 30, 2008
(expressed in Canadian dollars)
translated at the historical rates. Translation gains or losses are reflected in the statement of combined net income and comprehensive income.

Monetary assets and liabilities denominated in foreign currencies are translated at the exchange rate in effect at the balance sheet date. Non-monetary assets and liabilities arising from foreign currency transactions are translated at the exchange rate in effect at the date of the transaction. Transactions denominated in foreign currencies are exchanged at the rate in effect on the date of the transaction.

m)	Measurement uncertainty

Certain items in the financial statements are measured using management’s best estimates based on assumptions that reflect the most probable set of economic conditions and planned course of action. It is reasonably possible, based on existing knowledge, that changes in future conditions in the near term would require a material change in the recognized amount of certain items, particularly the valuation of inventory, future income tax assets (liabilities), the allowance for accounts receivable and long-term receivables and depreciation on property, plant and equipment and rental equipment.

n)	Currency of presentation

All amounts are expressed in Canadian dollars unless otherwise stated.

o)	Accounting standards

On January 1, 2007, the Group adopted the new Canadian accounting standards for financial instruments — recognition and measurement, financial instruments — presentation and disclosures, hedging and comprehensive income. The adoption of these accounting standards had no material impact on the Group’s net income or cash flows.
i)	Financial instruments — recognition and measurement

All financial instruments, including all derivatives, are recognized on the balance sheet initially at fair value. Subsequent measurement of all financial assets and liabilities except those held-for-trading and available for sale are measured at amortized cost determined using the effective interest rate method. Held-for-trading financial assets are measured at fair value with changes in fair value recognized in earnings. Available-for-sale financial assets are measured at fair value with changes in fair value recognized in other comprehensive income and reclassified to earnings when derecognized or impaired. The Group’s cash and cash equivalents and short-term investments are designated as held-for-trading. Accounts receivable are designated as loans and receivables. Bank debt, accounts payable and accrued liabilities, long-term liabilities and amounts due to related parties are designated as other financial liabilities.

ii)	Embedded derivatives

The Group is required to identify embedded derivatives that require separation from the related host contract and measure any embedded derivatives at fair value.

ARAM Group of Companies
Notes to Combined Financial Statements
December 31, 2007, 2006 and 2005 and six months ended June 30, 2008
(expressed in Canadian dollars)
From time to time, the Group enters into certain contracts for the purchase or sale of non-financial items that are denominated in currencies other than the U.S. dollar. In cases where the foreign exchange component is not leveraged and does not contain any option feature and the contract is denominated in either the functional currency of the Group or the counter-party, the embedded foreign currency derivative is considered to be closely related to the host contract and is not accounted for separately.

If the contract is neither denominated in the functional currency of the Group or the associated counter-party, the embedded foreign currency derivative is separated from the host contract unless the non-financial item delivered requires payments denominated in the currency that is routinely accepted in commercial transactions around the world, or is commonly used for such transactions in the economic environment in which the transaction takes place. The Group did not identify any embedded foreign currency derivatives that required separation.

iii)	Comprehensive income

A statement of comprehensive income, which is comprised of net income and other comprehensive income, is now required. Comprehensive income is the change in equity of an entity during a period from transactions and other events from non-owner sources, such as unrealized gains and losses on available-for-sale investment securities.
Effective January 1, 2008, the Group adopted new Canadian accounting standards regarding inventories, capital disclosures and financial instruments. The adoption of these standards did not have a material impact on the combined financial statements.
iv)	Capital disclosures

Section 1535, Capital Disclosures established disclosure requirements concerning capital such as qualitative information about the Group’s objectives, policies and process for managing capital, quantitative data about what the Company regards as capital and whether the Company has complied with any externally imposed capital requirements and, if not, the consequences of such non-compliance. These recommendations were effective for fiscal years beginning on or after October 1, 2007 and resulted in the additional disclosure included in note 18.

v)	Financial instruments — disclosures and presentation

Section 3862 Financial Instruments — Disclosures and Section 3863, Financial Instruments — Presentation replace Section 3861, Financial Instruments — Disclosure and Presentation, revising and enhancing the Group’s disclosure requirement, and carrying forward unchanged, the Group’s presentation requirements. These recommendations were effective for fiscal years beginning on or after October 1, 2007 and resulted in the additional disclosure included in note 16.

ARAM Group of Companies
Notes to Combined Financial Statements
December 31, 2007, 2006 and 2005 and six months ended June 30, 2008
(expressed in Canadian dollars)
vi)	Inventories

Section 3031, Inventories, replaces Section 3030, Inventories. The purpose of this section was to prescribe the accounting treatment for inventories. Under this standard, inventories are required to be measured at the lower of cost or net realizable value, and the reversal of previously recorded write-downs to realizable value when the circumstances that caused the write-down no longer exist. These recommendations are effective for fiscal years beginning on or after January 1, 2008. The adoption of this standard did not have a material impact on the Group’s financial position and results of operations. Total inventory amounts recognized as an expense for the six months ended June 30, 2008 in cost of goods sold totalled $18,909,596 (June 30, 2007 — $25,707,356).
3 Inventory

	June 30,	December 31,
	(Unaudited)
	2008	2007	2006
	$	$	$
Raw materials	13,407,151	13,028,811	9,520,262
Work-in-progress	9,262,385	9,001,007	6,455,658
Finished goods	22,823,399	22,179,340	5,178,639

	45,492,935	44,209,158	21,154,559

4 Long-term receivables
The total long-term receivables outstanding at June 30, 2008 is $4,487,553 (December 31, 2007 — $2,602,705 and December 31, 2006 — $2,334,707). The amount is due from five customers (December 31, 2007 — four customers and December 31, 2006 — three customers) in the oil and gas industry and generally mature within 12 to 18 months of the balance sheet date.
5 Property, plant and equipment

	December 31, 2007
		Accumulated
		depreciation
		and
	Cost	amortization	Net
	$	$	$
Land and building	807,000	—	807,000
Computer equipment	1,875,890	1,420,508	455,382
Equipment	7,467,841	3,046,810	4,421,031
Furniture and fixtures	382,070	150,878	231,192
Computer software programs	413,011	255,610	157,401
Vehicles	235,934	178,650	57,284
Leasehold improvements	1,539,835	710,419	829,416

	12,721,581	5,762,875	6,958,706

ARAM Group of Companies
Notes to Combined Financial Statements
December 31, 2007, 2006 and 2005 and six months ended June 30, 2008
(expressed in Canadian dollars)
     The building was acquired in December 2007 and depreciation commenced in January 2008.

	December 31, 2006
		Accumulated
		depreciation
		and
	Cost	amortization	Net
	$	$	$
Computer equipment	1,752,610	1,296,258	456,352
Equipment	5,586,287	2,440,945	3,145,342
Furniture and fixtures	253,121	111,051	142,070
Computer software programs	294,654	208,762	85,892
Vehicles	297,862	169,824	128,038
Leasehold improvements	1,202,867	502,049	700,818

	9,387,401	4,728,889	4,658,512

6 Rental equipment

	December 31, 2007
		Accumulated
	Cost	amortization	Net
	$	$	$
Rental equipment	39,066,528	15,241,415	23,825,113

	December 31, 2006
		Accumulated
	Cost	amortization	Net
	$	$	$
Rental equipment	17,704,636	6,045,343	11,659,293

Included in equipment are amounts financed under capital lease obligations (note 9) with a cost of $4,659,544 (2006 — $nil) and accumulated amortization of $1,553,182 (2006 — $nil).
7 Bank debt
     At June 30, 2008, December 31, 2007 and 2006, the Group had available three credit facilities as follows:
•	A credit facility of $25,000,000 (December 31, 2007 — $25,000,000, December 31, 2006 — $13,000,000) bearing interest at the bank’s prime lending rate plus 0.125% (December 31, 2007 —

ARAM Group of Companies
Notes to Combined Financial Statements
December 31, 2007, 2006 and 2005 and six months ended June 30, 2008
(expressed in Canadian dollars)
0.125%, December 31, 2006 — 0.25%) per annum and payable upon demand. As at June 30, 2008, the Group had utilized $4,093,679 (December 31, 2007 — $8,401,820, December 31, 2006 — $nil) of this facility. The facility is collateralized by a general security agreement creating a first priority security interest over all present and future personal property, and a floating charge over present and future real property, a postponement agreement by the sole shareholders of ARAM Systems Ltd., Section 427 security over inventory, and assignment of all risk insurance. As at December 31, 2007, the carrying amount of the assets pledged as security was approximately $108 million (2006 — $92 million).

•	A revolving loan (to a maximum of the lesser of $3.5 million and 50% of the net book value or market value of the rental equipment in CSEL), bearing interest at the bank’s prime rate plus 1.5% and due on demand. As at June 30, 2008, the Group had utilized $nil (December 31, 2007 — $812,500, December 31, 2006 — $587,500) of this facility. The facility is secured by a General Security Agreement with a floating charge over all present and future personal property, an assignment of insurance and General Postponement Agreements from all the shareholders of CSEL. Each amount advanced under the credit facility is repayable in 24 equal monthly installments.

•	A $200,000 (December 31, 2007 — $200,000, December 31, 2006 — $200,000) line of credit bearing interest at prime plus 1.5% (2007 — 1.5%, 2006 — 1.5%), guaranteed by a shareholder and due on demand. The Group had not utilized this facility at June 30, 2008, December 31, 2007 and 2006.
     The Group’s bank facility contains financial covenants with respect to the following ratios:
•	Debt to tangible net worth

•	Current assets to current liabilities

•	Funded debt to earnings before interest, taxes, depreciation and amortization (EBITDA)

•	Minimum tangible net worth
     The Group monitors these ratios and as at December 31, 2007 the Group was in compliance with all financial covenants.
8 Long-term liabilities

	June 30,	December 31,
	(unaudited)
	2008	2007	2006
	$	$	$
Lease cancellation fee obligation, unsecured, non-interest bearing, with monthly repayments of $4,167, maturing August 31, 2010.	108,333	133,333	183,333

ARAM Group of Companies
Notes to Combined financial Statements
December 31, 2007, 2006 and 2005 and six months ended June 30, 2008
(expressed in Canadian dollars)

	June 30	December 31,
	(unaudited)
	2008	2007	2006
	$	$	$
Amounts due to former officers, unsecured, non-interest bearing. The balance was repaid in full subsequent to June 30, 2008.	250,000	350,000	450,000

	358,333	483,333	633,333
Less: Current portion	(300,000)	(150,000)	(150,000)

	58,333	333,333	483,333

     Scheduled minimum repayments of principal at December 31, 2007 are as follows:

$
2008	150,000
2009	150,000
2010	133,333
2011	50,000

483,333

9 Obligation under capital lease
Rental equipment has been financed under a long-term lease, expiring March 2012. Future minimum lease payments, together with the balance of the obligations are as follows:

December 31,
2007
$
2008	1,107,108
2009	1,107,108
2010	1,107,108
2011	1,107,108
2012	276,776

4,705,208
Less: Imputed interest at 6.739%	(646,560)

4,058,648
Less: Current portion	(853,439)

3,205,209

ARAM Group of Companies
Notes to Combined financial Statements
December 31, 2007, 2006 and 2005 and six months ended June 30, 2008
(expressed in Canadian dollars)
10 Amounts due to related parties

	June 30,		December 31,
	(Unaudited)
	2008	2007	2006
	$	$	$
Payable to a shareholder, on demand, unsecured, bearing interest at prime rate plus 2%, interest only paid monthly, no set repayment terms. The balance was repaid in full subsequent to June 30, 2008.	1,335,674	1,460,347	1,645,473

Payable to a shareholder, on demand, unsecured, in monthly installments of $49,931, including interest at 8.5%.	275,566	527,321	1,095,772

Payable to 1236929 Alberta Ltd., the parent of ARAM Systems Ltd., unsecured, bearing interest at 10.05% with no set repayment terms. The balance was repaid in full subsequent to June 30, 2008.	3,189,516	3,187,898	1,527,629

Payable to Geoex Seismic Inc., a company wholly owned by a director of ARAM Systems Ltd., unsecured, bearing interest at 13%, with no set repayment terms. Interest has been waived for the period. The balance was repaid in full subsequent to June 30, 2008.	419,809	503,814	503,895

Amounts due to shareholders are unsecured, non-interest bearing with no fixed terms of repayment. This balance is subordinated to the bank debt. The balance was repaid in full subsequent to June 30, 2008	800,003	1,695,475	6,973,792

	6,020,568	7,374,855	11,746,561
Less: Current portion	(275,566)	(527,321)	(599,176)

	5,745,002	6,847,534	11,147,385

     a) Amounts payable to director
During the normal course of operations for the six months ended June 30, 2008, the Group leased equipment from the director for a total of $nil (December 31, 2007 — $200,000 and December 31, 2006 — $200,000). As at June 30, 2008, the Group had an accounts payable balance of $212,000 (December 31, 2007 — $212,000 and December 31, 2006 — $137,900) owing to the director.
Related party transactions are recorded at the exchange amount.

ARAM Group of Companies
Notes to Combined financial Statements
December 31, 2007, 2006 and 2005 and six months ended June 30, 2008
(expressed in Canadian dollars)
11 Income taxes
The provision for income taxes differs from that which would be expected by applying the combined Federal and Provincial income tax rate. A reconciliation of the difference is as follows:

	December 31,
	2007	2006
	$	$
Income from continuing operations before income taxes and non- controlling interest	43,323,570	47,444,795
Combined income	32.12%	32.50%

Expected income tax provision	13,915,531	15,419,558

Add (deduct)
Non-deductible expenses and other miscellaneous	253,325	382,834
Income earned taxed at partner level	—	(313,746)

	253,325	69,088

(Reduction) increase of future tax balances due to substantially enacted tax rate changes	(18,716)	260,967

	14,150,140	15,749,613

ARAM Group of Companies
Notes to Combined financial Statements
December 31, 2007, 2006 and 2005 and six months ended June 30, 2008
(expressed in Canadian dollars)
The net future tax liability is comprised of the tax effect of the following temporary differences:

	December 31,
	2007	2006
	$	$
Liabilities
Investment tax credits	(297,221)	(238,606)

Assets
Capital assets	1,720,933	1,694,234
Unpaid bonus	103,250	1,250,500
Other	(296,765)	111,043

	1,527,418	3,055,777

	1,230,197	2,817,171

12 Capital stock
a) Authorized
The following is a description of the Group’s authorized share capital at June 30, 2008:
ARAM Systems Ltd.
Unlimited Class A and B voting common shares
Unlimited Class C non-voting common shares
Unlimited Class D and E voting preferred shares carrying a 6% non-cumulative dividend, redeemable and retractable at fair market value
Unlimited Class F voting preferred shares carrying a 6% non-cumulative dividend, redeemable and retractable at fair market value and convertible into Class A common shares on a one-for-one basis
Unlimited Class G non-voting preferred shares carrying a 5% non-cumulative dividend, redeemable and retractable at fair market value
Canadian Seismic Rentals Inc.
Unlimited Class A and B voting shares
Unlimited Class C non-voting shares
Unlimited preferred shares

ARAM Group of Companies
Notes to Combined Financial Statements
December 31, 2007, 2006 and 2005 and six months ended June 30, 2008
(expressed in Canadian dollars)
b)	Issued and outstanding

	June 30,	December 31,
	(unaudited)
	2008	2007	2006
	$	$	$
ARAM Systems Ltd., 244 Class A voting common shares	244	244	244
Canadian Seismic Rentals Inc., 100 Class A voting common shares	—	100	100
Canadian Seismic Equipment Ltd., 2,800,000
Class A voting common shares	—	488,627	488,627
Alberta Seismic Rentals Corp., 100 Class A voting common shares	—	100	100
Canadian Seismic Rentals Inc., (amalgamated), 100,000 Class A voting common shares	488,827	—	—

	489,071	489,071	489,071

c)	Contributed surplus

In December 2007, a shareholder made a non-reciprocal cash contribution of $594,780 (2006 — $nil) to the Group.
13	Segmented information

The Group’s operations are carried on in the following geographic locations:

June 30, 2008	Canada	International	Total
(unaudited)
Revenue	45,200,925	1,483,374	46,684,299
Assets	103,527,462	11,954,566	115,482,029

December 31, 2007	Canada	International	Total

Revenue	134,186,073	3,197,792	137,383,865
Assets	118,746,862	2,825,835	121,572,697

December 31, 2006	Canada	International	Total

Revenue	93,374,207	9,963,142	103,337,349
Assets	98,179,317	3,975,438	102,154,755

ARAM Group of Companies
Notes to Combined Financial Statements
December 31, 2007, 2006 and 2005 and six months ended June 30, 2008
(expressed in Canadian dollars)
14	Commitments

The Group has operating leases for warehouse and manufacturing facilities and office space. The minimum lease commitments, including estimated operating costs as at December 31, 2007, are approximately:

$
2008	1,919,000
2009	1,899,000
2010	1,431,000
2011	139,000

5,388,000

15	Income from discontinued operations

On April 30, 2006, the Group sold the operating assets of the processing division to a third party for proceeds of $11,500,000. Consideration received consisted of $10,500,000 in cash and $1,000,000 of capital stock of the purchaser, a publicly traded company. A breakdown of the income from discontinued operations is as follows:

	2006	2005
	$	$
Revenue	6,669,359	14,400,506
Salaries, general and administration	(5,938,238)	(12,842,211)
Depreciation and amortization	(212,253)	(640,769)

Income from processing operations	518,868	917,526
Gain on disposal of assets related to the processing division	8,949,817	—

	9,468,685	917,526
Income taxes	(1,489,817)	(27,525)

	7,978,868	890,001

The net assets disposed of are as follows:

	2006	2005
	$	$
Property, plant and equipment	2,550,183	2,581,508

ARAM Group of Companies
Notes to Combined Financial Statements
December 31, 2007, 2006 and 2005 and six months ended June 30, 2008
(expressed in Canadian dollars)
16	Financial instruments and financial risks (unaudited)

The Group’s financial instruments included in the balance sheet are cash and cash equivalents, short-term investment, accounts receivable, bank debt, accounts payable and accrued liabilities, long-term liabilities, obligations under capital lease and amounts due to related parties.

As at June 30, 2008 and December 31, 2007, the values of financial instruments other than the short-term investment, bank debt, long-term liabilities, obligations under capital leases and amounts due to related parties, approximate their fair value due to the short-term nature of the instruments. The short-term investment is carried at fair value with gains and losses included within earnings for the period. The carrying amount of bank debt approximates its fair value as it bears interest at floating rates. The fair value of the long-term liabilities and amounts due to related parties are not readily determinable however these amounts were settled at amounts equal to the carrying value subsequent to June 30, 2008. The fair value of the capital lease obligation approximates its carrying amount as interest rates for the term of the lease have not changed significantly since the inception of the lease.
a)	Financial risks

The Group is exposed to a number of financial risks in the normal course of its business operations, including market risks resulting from fluctuations in interest rates and foreign currency exchange rates, as well as credit and liquidity risks. The nature of the financial risks and the Group’s strategy for managing these risks has not changed significantly for the six months ended June 30, 2008.
i)	Market risk

Market risk is the risk that changes in prices, such as foreign exchange rates and interest rates will affect the Group’s income or the value of its holdings of financial instruments. The objective of management is to manage and control market risk exposures within acceptable parameters, while optimizing the return on risk.

Through its use of long-term debt, bank debt and capital leases, the Group is exposed to interest rate risk as its debt has fixed and floating rates. An increase of one percent in the interest rate at December 31, 2007 and 2006 would not result in a material increase or decrease in interest expense.

ARAM Group of Companies
Notes to Combined Financial Statements
December 31, 2007, 2006 and 2005 and six months ended June 30, 2008
(expressed in Canadian dollars)
ii)	Credit risk

The Group is exposed to credit risk from its customers’ abilities to fulfill their obligations to the Group. The Group manages this risk through various internal processes including credit policies and limits, credit checks, special conditions applied to customers based on historical experience and management of accounts receivable exposure to any individual customer.

	June 30, 2008
	(unaudited)
	Gross	Allowance	Net
	$	$	$
Not past due	2,662,229	—	2,662,229
Past due 0 — 30 days	2,188,099	—	2,188,099
Past due 31 — 60 days	186,728	—	186,728
More than 61 days	13,407,647	1,752,457	11,655,190

	18,444,703	1,752,457	16,692,246

The Group establishes an allowance for doubtful accounts that represents its estimate of potential losses in respect of trade and other receivables. This allowance consists of specific provisions that relate to individually significant exposures and includes an estimate of a provision based on a number of factors.

iii)	Liquidity risk

The Group is exposed to liquidity risk from the potential inability to generate or obtain sufficient cash and cash equivalents in a timely manner to discharge its financial liabilities as they come due. The Group manages liquidity risk by forecasting cash flows to identify financing requirements and by maintaining committed credit facilities. Any debt issued by the Group is managed in accordance with specified liquidity and maturity profiles.

The following are the Group’s contractual obligations:

	June 30, 2008
	(unaudited)
	Less than one	One to three
	year	years	Total
	$	$	$
Bank debt	4,093,679	—	4,093,679
Long-term liabilities	300,000	58,333	358,333
Obligation under capital lease	853,439	2,785,658	3,639,097
Due to related parties	275,566	5,745,002	6,020,568

	5,522,684	8,588,993	14,111,677

ARAM Group of Companies
Notes to Combined Financial Statements
December 31, 2007, 2006 and 2005 and six months ended June 30, 2008
(expressed in Canadian dollars)
17	Subsequent event

On September 18, 2008, the ARAM Group was sold to ION Geophysical Corporation (“ION”). Immediately prior to the sale, the Group undertook the following transactions:
•	the amounts due to former officers and the amounts due to related parties were repaid in full;

•	the life insurance policy was transferred to a shareholder;

•	a dividend of $94,450,000 was declared by ARAM to its parent company, 1236929 Alberta Ltd., and settlement was by way of a note payable. Immediately thereafter 1236929 Alberta Ltd. subscribed for $94,450,000 in Class D preferred shares of ARAM Systems Ltd. in exchange for the note payable;
Subsequent to June 30, 2008 and immediately prior to the close of the sale, the Group paid a discretionary bonus of $35 million to certain employees with the ARAM Group. These bonuses were financed in part by the funds available under the Group’s credit facility disclosed in Note 7.

18	Capital management (unaudited)

The Group’s strategy is to carry a capital base to maintain investor, creditor and market confidence and to sustain future development of the business. The Group seeks to maintain a balance between the level of debt and shareholders’ equity to ensure access to capital markets to fund growth and working capital given the cyclical natural of the oilfield services sector. The Group may occasionally need to increase these levels to facilitate acquisition or expansionary activities. The Group considers its capital structure to include bank debt, long-term liabilities, capital leases, amounts due to related parties and shareholder’s equity.

There were no changes in the Group’s approach to capital management for the six months ended June 30, 2008.

19	Canadian — U.S. GAAP reconciliation

There are no material differences between the Canadian generally accepted accounting principles used to prepare these financial statements and accounting principles generally accepted in the United States of America.

ARAM Group of Companies
Notes to Combined Financial Statements
December 31, 2007, 2006 and 2005 and six months ended June 30, 2008
(expressed in Canadian dollars)
20	Supplementary cashflow information

	June 30,		December 31,
	(unaudited)
	2008	2007	2007	2006	2005
	$	$	$	$	$
Supplementary disclosure
Cash paid for income taxes	7,004,606	15,785,287	10,240,077	1,734,563	1,714,728
Cash paid for interest	293,433	161,896	715,698	329,773	242,929

Non-cash transactions
Transfers of rental equipment to inventory	5,141,803	2,063,566	3,401,086	3,964,840	5,033,748
Equipment included in rental equipment and received upon settlement of long-term receivable	—	—	2,369,331	—	—
Consideration received from disposal of processing division	—	—	—	1,000,000	—
Rental equipment acquired by way of capital lease	—	4,659,545	4,659,544	—	—
21	Economic dependence

As of December 31, 2007, 33% (December 31, 2006 — 20%) of the Group’s revenue relates to two customers (December 31, 2006 — two customers).